UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 29, 2008
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331
(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

770-767-4500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 29, 2008, Matria Healthcare, Inc. (the “Company”) appointed Thomas D. Underwood, age 49, to the position of President and Chief Operating Officer, effective immediately. Mr. Underwood has served as the Company’s Executive Vice President of Technology since June 2007. Prior to joining the Company, Mr. Underwood served in various positions at First Consulting Group from February 2003 to June 2007, including President-Software Services, Executive Vice President-Healthcare and, most recently, President-Global Services. Mr. Underwood served as President and Chief Executive Officer of Paragon Solutions from January 2000 until February 2003.
     Mr. Underwood will replace Richard M. Hassett, MD who is leaving the Company after three years of service as the Company’s President and Chief Operating Officer.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: February 4, 2008